Exhibit 99.1

Contact:

Richard P. Burgoon, Jr.

Chief Executive Officer

Aeolus Pharmaceuticals, Inc.

1-(949) 481-9825

Aeolus Pharmaceuticals Announces Addition of New Board Member,

John Farah of Cephalon, Inc.

SAN DIEGO, CA., October 24, 2005 /PRNewswire/ -- Aeolus Pharmaceuticals, Inc. (OTC Bulletin Board: AOLS.OB), a developer of a new class of disease-modifying compounds with potent activity in pre-clinical models of neurodegenerative and other neurological disorders, as well as radiation oncology, today announced that John M. Farah, Ph.D. has joined its Board of Directors. The addition of Dr. Farah to the Board increases the number of Directors from six to seven.

"We are all very pleased to have Dr. Farah join our Board," stated David C. Cavalier, Chairman of the Aeolus Board of Directors. Mr. Cavalier further noted that "John, who currently serves as a Vice President to Cephalon, Inc., has spent a significant portion of his Cephalon career identifying, securing and developing strategic partnerships with both large pharmaceutical companies and biopharmaceutical companies.  We are looking forward to benefiting from John's knowledge and experience, particularly as the Aeolus Pipeline Initiative begins to provide opportunities for Aeolus to seek and secure strategic partnerships."

About the Aeolus Pipeline Initiative.

The Aeolus Pipeline Initiative, begun in the third calendar quarter of this year, is an internal development initiative focused on advancing, in addition to AEOL 10150, several of the most promising catalytic antioxidant compounds from Aeolus' proprietary library of 200 compounds. The initial therapeutic focus areas for the Aeolus Pipeline Initiative are: Parkinson's disease; Autoimmune disorders (arthritis and ulcerative colitis); Chronic Obstructive Lung Disease; Biodefense/Radioprotection; Tumor Suppression/Bone Marrow Transplantation; and Stroke. These therapeutic focus areas were selected based upon preliminary data developed using Aeolus catalytic antioxidant compounds. On September 20, 2005, Aeolus announced preliminary data with respect to the Parkinson's disease portion of the Pipeline Initiative, and on October 18, 2005, the Company announced data showing that the chronic subcutaneous administration of AEOL 10150 in rodents provided a significant protective effect from radiation-induced lung injury, suggesting a potential adjunct-agent for use in conjunction with radiation therapy of cancer..

About Aeolus Pharmaceuticals.

Aeolus is developing a variety of therapeutic agents based on its proprietary small molecule catalytic antioxidants, with AEOL 10150 being the first to enter human clinical evaluation. On September 7, 2005, the Company released a summary of the results from its Phase I single dose study of AEOL 10150 in patients diagnosed with amyotrophic lateral sclerosis, also known as ALS or Lou Gehrig's disease, and on October 19, 2005, Aeolus announced the initiation of its Phase I multiple-dose study of AEOL 10150 in ALS patients. AEOL 10150 is a small molecule catalytic antioxidant that has shown the ability to scavenge a broad range of reactive oxygen species, or free radicals. As a catalytic antioxidant, AEOL 10150 mimics and thereby amplifies the body's natural enzymatic systems for eliminating these damaging compounds. Because oxygen-derived free radicals are believed to have an important role in the pathogenesis of many diseases, Aeolus' catalytic antioxidants are believed to have a broad range of potential therapeutic uses.

The statements in this press release that are not purely statements of historical fact are forward-looking statements. Such statements include, but are not limited to, those relating to Aeolus' product candidates, as well as its proprietary technologies and research programs. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Aeolus' actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. Important factors that could cause results to differ include risks associated with uncertainties of progress and timing of clinical trials, scientific research and product development activities, difficulties or delays in development, testing, obtaining regulatory approval, the need to obtain funding for pre-clinical and clinical trials and operations, the scope and validity of intellectual property protection for Aeolus' product candidates, proprietary technologies and their uses, and competition from other biopharmaceutical companies. Certain of these factors and others are more fully described in Aeolus' filings with the Securities and Exchange Commission, including, but not limited to, Aeolus' Quarterly Report on Form 10-Q for the quarter ended June 30, 2005. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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